                                     SCHEDULE 14A
                                    (RULE 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement     / / Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

    RENAISSANCE ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /x/  No fee required.
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)  Total fee paid:

--------------------------------------------------------------------------------
   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

--------------------------------------------------------------------------------
    (4)  Date Filed:

--------------------------------------------------------------------------------

                                   PROXY STATEMENT

                        RENAISSANCE ENTERTAINMENT CORPORATION
                            4410 Arapahoe Road, Suite 200
                               Boulder, Colorado 80303

              ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 24, 1997 10:00AM
               4410 ARAPAHOE AVENUE, SUITE 200, BOULDER, COLORADO 80303

                                       GENERAL

    The enclosed Proxy is solicited by the Board of Directors of Renaissance Entertainment Corporation (the "Company"). Such solicitation is being made by mail and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Gloria Constantin, Secretary, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions, Proxies received by the Board of Directors will be voted (to the extent they are entitled to be voted on such matters): (1) in favor of the nominees for directors named in this Proxy Statement; (2) for the ratification of the appointment of Schumacher & Associates, Inc. as the independent auditors of the Company; (3) to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1993 Incentive Stock Option Plan by an additional 1,000,000 shares, and (4) in the Proxies' discretion, upon such other business as may properly come before the meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and the Company's Annual Report for the fiscal year ended December 31, 1996 are being mailed to stockholders on or about October 24, 1997.

                                  OUTSTANDING STOCK

    Common Stock, $.03 par value ("Common Stock"), of which there were 9,636,262 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each holder of Common Stock will be entitled to cast one vote in person or by proxy for each share of Common Stock held for the election of directors and for all other matters voted on at the meeting. Only stockholders of record at the close of business on October 17, 1997, will be entitled to vote at the meeting.

    Information as to the name, address and stock holdings of each person known by the Company to be the beneficial owner of more than 5% of its Common Stock and as to name and the stock holdings of each director and nominee for election to the Board of Directors and by all officers, directors and nominees, as a group, as of October 17, 1997, is set forth below. Except as indicated below, the Company believes that each of such persons has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address                                                    Percent of
of Beneficial Owner                Number of Shares                 Class (1)
-------------------                ----------------                 ---------

Charles S. Leavell                  1,259,374 (2)                   13%
4410 Arapahoe Avenue, Ste. 200
Boulder, Colorado 80303

Legacy Fund, LLC                      900,000 (3)                   9.3%
4900 Woodway
Suite 650
Houston, Texas 77056

Robert M. Geller                      226,666 (4)                   2.3%
1402 Kalmia
Boulder, Colorado 80304

Sanford L. Schwartz                     6,350 (5)                     *
5353 Manhattan Circle, #201
Boulder, Colorado 80303

Gregg Adam Thaler                           0                         *
909 Third Avenue; 7th Floor
New York, NY  10022

Dean Petkanas                               0                         *
100 Store Hill Road
Old Westbury, NY  11568

Charles J. Weber                            0                         *
1017 Carol Drive
Los Angeles, CA 90069

All Directors, Nominees & Officers  2,392,390 (6)                   24.8%
as a Group (Seven (7) Persons)

---------------------------

  *  Less than one percent

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of October 17, 1997, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes 880,000 shares of Common Stock held of record by Leavell Management Group, Inc., (LMG) a controlled corporation of Mr. Leavell who would be deemed to exercise the voting and investment power with respect to the securities held by LMG. 133,334 shares of Common Stock held of record by LMG are subject to an option granted in favor of Mr. Leavell, exercisable at a price of $.937 per share. Mr. Leavell disclaims beneficial ownership of the securities held by LMG for purposes of Section 16 under the Exchange Act.

(3) Represents shares issuable upon conversion of Notes at an assumed conversion price of $.25 per share.

(4) Includes non-qualified options to purchase 166,666 shares of Common Stock at an exercise price of $1.125 per share and non-qualified options to purchase 60,000 shares of Common Stock at an exercise price of $3.50 per share.

(5) Includes 6,350 shares owned by Creative Business Strategies, Inc., a corporation of which Mr. Schwartz is an officer, director and stockholder.

(6) Includes 226,666 shares issuable upon exercise of stock options exercisable within 60 days of October 17, 1997.

                                ELECTION OF DIRECTORS

NOMINATIONS AND ELECTION OF DIRECTORS

     The Company's by-laws provide that the size of the Board of Directors shall be not less than five nor more than fifteen directors. The Board of Directors has nominated five persons for election as directors. Each of the following nominees has consented to be nominated to serve as a Director of the Corporation. The Proxies granted by the stockholders will be voted at the meeting for the election of the persons listed below as directors of the Company. In the event that one or more of the below named persons shall unexpectedly become unavailable for election (the

Company has no knowledge of any such unavailability), votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

                                NOMINEES FOR DIRECTORS
                                ----------------------
                                  Charles S. Leavell
                                 Sanford L. Schwartz
                                    Robert Geller
                                    Dean Petkanas
                                   Charles J. Weber

     Each Director is elected to serve for a term of one year and until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

     There were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected.

DIRECTORS AND OFFICERS

     Name, position with the Company, age of each Director, nominee for Director or officer, and the period during which each Director has served are as follows:

                                                                      Director
     Name                     Age       Position                       Since
     ----                     ---       --------                       -----

     Charles S. Leavell       55        Chairman of the Board of       1993
                                        Directors & Chief Executive
                                        Officer

     Sanford L. Schwartz      47        Director                       1993

     Robert M. Geller         44        Director                       1994

     Dean Petkanas            33        Director                       1996

     Charles J. Weber         51        Nominee for Director            --

     J. Stanley Gilbert       59        President and Chief Operating
                                        Officer                         --

     James R. McDonald        51        Chief Financial Officer         --

     Howard Hamburg           60        Vice President                  --

     Kevin Patterson          36        Vice President                  --

     Gloria Constantin        46        Secretary                       --

     Sue Brophy               41        Controller                      --


     CHARLES S. LEAVELL was elected Chief Executive Officer effective June 20, 1996. From April 1993 to March 31, 1995, he was Chief Executive Officer, and from April 1, 1995 to present he has served as Chairman of the Board of the Company. From 1988 to present, Mr. Leavell has served as President and Chairman of the Board of Leavell Management Group, Inc. and Ellora Corporation. In that capacity, he has acquired, developed, and managed numerous ventures, including the Bristol Renaissance Faire; the 4UR Guest Ranch in Creede, Colorado, a 3,000 acre luxury ranch; and South Meadow, an exclusive 96 unit single family development in Boulder, Colorado. Prior to his affiliation with Leavell Management Group and Ellora Corporation, Mr. Leavell worked with Columbia Pictures in Los Angeles, California, where he was producer of the feature film, "The Quick and the Dead," about Grand Prix automobile racing, and was the executive producer of another film, "Evil Ways," about street gangs in East Los Angeles. Mr. Leavell also produced a rock musical for the stage entitled "Goosebumps." Mr. Leavell currently sits on the Board of Directors of The Leavell Company and CK Properties, L.C., of El Paso, Texas, both of which are real estate development and management corporations with extensive holdings in apartments and office buildings. Mr. Leavell's former affiliations include Board of Directors of the Denver International Film Festival, Denver, Colorado, and Vice-Chair of Colorado Venture Capital Corporation, a regional investment firm. Mr. Leavell graduated from Stanford University in 1965 with a Bachelor of Arts degree in history.

     SANFORD L. SCHWARTZ has been a Director of the Company since April, 1993. Mr. Schwartz has been a founder, senior executive or director of nine publicly-traded companies over the last nineteen years. From 1992 to present, Mr. Schwartz has been the Chairman of Creative Business Strategies, Inc. ("CBSI"), a business consulting firm. Prior to starting CBSI, Mr. Schwartz was, from 1989 to 1991, Chief Executive Officer of HealthWatch, Inc., a publicly-traded medical equipment manufacturer. Mr. Schwartz serves on the Board of Directors of HealthWatch, Inc.

     ROBERT M. GELLER has been a Director of the Company since April 1, 1994.
He served as Chief Financial Officer of Online System Services, Inc., a provider of internet services, from March 1995 to October 1996. Mr. Geller has also served as the President of The Growth Strategies Group, a consulting firm specializing in executive/board services for emerging growth companies since August 1991. From April, 1990 to July, 1991, he was Executive Vice-President for HealthWatch, Inc., a publicly-traded medical equipment manufacturer. Mr. Geller is currently a director of Armanino Foods of Distinction, Inc. and Online System Services, Inc., publicly-held corporations, and Integral Peripherals, Inc., Requisite, Inc., and Chernow Communications, Inc., all privately-held corporations. Mr. Geller graduated from the University of Colorado Business School, summa cum laude, with a Bachelor of Science degree in finance and organizational behavior in 1976.

     DEAN PETKANAS was elected a director of the Company in 1996. He has been President of Briarwood Investment Counsel, a broker/dealer registered with the
National Association of Securities Dealers since 1981.   From 1992 to 1994, Mr.
Petkanas was Director of Corporate Finance for Kensington Wells, Inc. of New York. From 1989 to 1992, he served as a Vice President of Corporate Finance and Assistant Director of Research for Stratton Oakmont of Lake Success, New York, a broker/dealer.

     CHARLES J. WEBER has been a successful key executive in the Entertainment/Communications Industry since the early 1970's. During this time, he has also been Chairman and Chief Executive Officer of Weber Communications, Inc., an international consulting firm providing professional management, consulting, business development, and financial services. He specializes in strategic alliances in the multimedia, broadcasting, entertainment, and communications fields. In this capacity, Mr. Weber has been instrumental in the production and financing of motion pictures, public and private corporate financing, domestic and international distribution, and mergers and acquisitions. He has also served in an executive role for Fortune 500, real estate and entertainment companies and has executive produced a number of feature films. In addition, from 1994-1995, he was President and Chief Executive Officer of Canwest International Corp; from 1995-1996 he was President and Chief Executive Officer of the Producer's Entertainment Group; from 1996-1997 he was President and Chief Executive Officer of Greenlight Entertainment, Inc. Mr. Weber graduated from Manhattan College in New York in 1965, with a B.B.A. degree in Accounting. He received an M.B.A. degree in Finance and Management from Hofstra University in New York in 1967.

     J. STANLEY GILBERT became President and Chief Operating Officer in January, 1997. In 1996 Mr. Gilbert was a Vice President of the Company and he managed the Bristol Renaissance Faire from 1988 until 1996. Prior to that he worked in the commercial banking field in senior management. Prior to that, he was senior vice president of Cinema America, a film and video production company. Mr. Gilbert is the president of Just in Jest, Inc., an art studio featuring Renaissance and fantasy handmade sculptures, whose works have been displayed in galleries and museums, including the Delaware Museum of Fine Art. Mr. Gilbert has served as a board member of the Kenosha Area Convention and Business Bureau. He holds a degree in Business Administration.

     JAMES R. MCDONALD became Chief Financial Officer of the Company in November, 1996. From August, 1996 until October, 1996, he served as Chief Financial Officer of Mountain Solutions, a personal communications services company. From January, 1994 until August, 1996, Mr. McDonald was Controller of Omnipoint Corporation, another personal communications services company. Mr. McDonald also was a principal of James R. McDonald, CPA, from August, 1991 until December, 1993. Mr. McDonald received a Bachelor of Science degree in Accounting from California State University at Fullerton in 1978, and a Masters of Business Administration in Finance from Loyola University of Chicago in 1980.

     HOWARD HAMBURG was Chief Operating Officer of the Company from April 1, 1994 to June 20, 1996, at which time he was elected a Vice President of the Company. From 1989 to March 31, 1994, Mr. Hamburg served as Treasurer and Planning Director of the Living History

Centre, Inc., a California non-profit, public benefit corporation and producer of the California Renaissance Pleasure Faires. In addition to his work with LHC, Mr. Hamburg served, from 1990 to 1993, as Vice-President of the Patent Protection Institute, Inc., an intellectual property licensing and royalty recovery corporation. Mr. Hamburg graduated from New York City Community College in 1957 with an AA degree in Engineering. In 1969 Mr. Hamburg received a Bachelor of Arts degree in social science from California State University at Sonoma.

     KEVIN PATTERSON, General Manager of RPFI since April 1, 1994, has 18 years experience in the administration and production of Renaissance Faires. From 1993 to 1994 he served as Vice President & Assistant General Manager of the Living History Center, a non-profit public benefit corporation which previously produced the California Renaissance Pleasure Faires. Mr. Patterson served as Production Manager of The Living History Centre in 1992, as Community Outreach Director during 1989 to 1992, and in other positions with the organization continuously since 1977. Mr. Patterson holds a B.A. degree in Economics from Moorpark College and attended the B.S.M. program at Pepperdine University. He is a founding Board Member of the Historic Oaks Foundation and the St. Andrew's Society of San Francisco.

     GLORIA CONSTANTIN has been Secretary of the Company since 1993. She has also been in-house Investor Relations since 1993. From 1991 to 1993, she was employed by Leavell Management Group, Inc. Ms. Constantin holds degrees in English and Theatre, and is an honors graduate of the Denver Paralegal Institute.

     SUE BROPHY has been Controller of the Company since August, 1995. From 1994 until 1995, Ms. Brophy was employed by Clifton, Gunderson & Co., a public accounting firm in accounting services. From 1990 to 1993, she was self-employed. From 1991 to 1992, she was an accountant with Rigden, Inc., a software development company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the 1996 fiscal year, five (5) meetings of the Board of Directors were held, including regularly scheduled and special meetings. All meetings were attended by one hundred percent (100%) of the Board members. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

     During fiscal 1996, the Company had standing Audit and Compensation Committees of the Board of Directors, but did not have a standing Nominating Committee. The members of the Audit Committee were Robert Geller and Dean Petkanas. No member of the Audit Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1996, the Audit Committee held two (2) meetings which were attended by all of its members. The Audit Committee is responsible for providing assurances that the financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plans and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquiries about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the Letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

     During fiscal 1996, the Compensation Committee consisted of Charles S. Leavell, Sanford L. Schwartz, and Robert Geller. No member of the Compensation Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1996, the Compensation Committee held two (2) formal meetings which were attended by all of its members. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the Company's executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management Incentive Compensation Plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of Incentive Stock Options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     Any transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS

                                EXECUTIVE COMPENSATION

     The following table sets forth certain information for the Company's fiscal periods ended December 31, 1996 (D1996), March 31, 1996 (M1996) and 1995 (M1995)
regarding compensation earned by or awarded to the Company's chief executive officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").


                              SUMMARY COMPENSATION TABLE


                                              Long Term Compensation
                                        -------------------------------
               Annual Compensation             Awards          Payouts
           ------------------------------------------------------------
                               Other                                      All
                              Annual    Restricted                       Other
Name and                      Compen-     Stock                 LTIP    Compen-
Principal   Salary   Bonus    sation     Award(s)   Options/   Payouts   sation
--------------------------------------------------------------------------------


 Position          Year            ($)             ($)          ($)(1)          ($)           SARs            ($)           ($)
--------------------------------------------------------------------------------------------------------------------------------

Charles S.
Leavell
 Chairman,         D1996           -0-             -0-           -0-            -0-           -0-            -0-           -0-
  CEO and          M1996           -0-             -0-         $48,000 (1)      -0-           -0-            -0-           -0-
  President        M1995         $92,000         $23,894         -0-            -0-           -0-            -0-           -0-

Miles Silverman,
   CEO             D1996          $95,147          -0-           -0-            -0-           -0-            -0-           -0-
  President        M1996         $131,442          -0-           -0-            -0-           -0-            -0-           -0-
                   M1995          $80,000        $28,894         -0-            -0-          80,000          -0-           -0-

  Howard
 Hamburg,
  COO,VP           D1996         $83,017           -0-           -0-            -0-           -0-            -0-           -0-
                   M1996        $114,391           -0-           -0-            -0-           -0-            -0-           -0-
                   M1995         $84,359           -0-           -0-            -0-          30,000          -0-           -0-



(1) Includes $48,000 received under a Consulting Agreement that terminated March 31, 1996.

(2) All executive officers of the Company participate in the Company's group health insurance plan. However, no Named Executive Officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective years.

OPTIONS GRANTED DURING FISCAL 1996

     During the Company's fiscal period ended December 31, 1996, no options were granted to Named Executive Officers.

AGGREGATED OPTION EXERCISES DURING FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the number and value of options held by the Named Executive Officers as of December 31, 1996. The Company does not have any outstanding stock appreciation rights.



                                                               Value of Number       Unexercised
                                                               of Unexercised        In-the-Money
                                                               Options/SARs at       Option/SARs
                                                                  FY-End (#)       at FY-End ($)(1)
                        Shares Acquired   Value Realized         Exercisable/        Exercisable/
 Name                   on Exercise (#)         ($)             Unexercisable       Unexercisable
--------------------------------------------------------------------------------------------------------
 Charles S. Leavell          -0-                $-0-                  0/0               $0/$0


                                        9

 Miles Silverman             -0-                $-0-                  0/0                $0/$0
 Howard Hamburg              -0-                $-0-              84,266/30,000      $296,502/$67,500



(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal period end and the exercise price of the options.

EMPLOYMENT AGREEMENTS

    The Company has Employment Agreements with several of its executive officers and key employees, the material provisions of which are summarized as follows:

    HOWARD HAMBURG. Effective April 1, 1994, the Company entered into an Employment Agreement with Mr. Hamburg as Treasurer of Renaissance Pleasure Faires, Inc. Effective April 28, 1995, Mr. Hamburg was also appointed the Company's COO. Effective June 20, 1996, Mr. Hamburg resigned as COO and was appointed a Vice President. The current Employment Agreement, which supersedes the agreement dated April 1, 1994, has a term of one year from the date of termination notice from the Company. His current annual salary is $110,250.

    KEVIN PATTERSON. Effective April 1, 1994, the Company entered into an Employment Agreement with Mr. Patterson as Chief Executive Officer of
Renaissance Pleasure Faires, Inc.   Effective August 29, 1994, Mr. Patterson was
also appointed a Vice President of the Company. The current Agreement, which supersedes the agreement dated April 1, 1994, has a term of one year from the date of termination notice from the Company. His current base salary is $78,750.

     BARBARA HOPE. On February 5, 1996, the Company entered into an Employment Agreement with Ms. Hope as an officer of Creative Faires, Ltd. in connection with the acquisition of Creative Faires, Ltd. The Agreement has a term of two years, subject to termination only for cause, and provides for a base salary of $100,000, with bonuses and salary increases payable at the discretion of the Company. Ms. Hope and Mr. Gaiti are in charge of the Company's faire merchandise program.

    DONALD C. GAITI. On February 5, 1996, the Company entered into an Employment Agreement with Mr. Gaiti as an officer of Creative Faires, Ltd. in connection with the acquisition of Creative Faires, Ltd. The Agreement has a term of two years, subject to termination only for cause, and provides for a base salary of $100,000, with bonuses and salary increases payable at the discretion of the Company. Ms. Hope and Mr. Gaiti are in charge of the Company's faire merchandise program.

DIRECTOR COMPENSATION

    During the fiscal period ended December 31, 1996, Directors, other than Mr. Geller and Mr. Leavell (for fiscal period March 1996), received no cash compensation for their services as such; however, they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the

Company. During July 1997, the Board of Directors authorized the granting of options to outside directors representing the right to acquire up to 40,000 shares for each year that a director serves on the Board. These options are to be granted in lieu of cash compensation. Directors who are also executive officers of the Company receive no additional compensation for their services as Directors.

GELLER AGREEMENT

    Effective April 1, 1994, the Company appointed Robert M. Geller to serve as a director of the Company and entered into an agreement with him pursuant to which the Company agreed to include his name on the slate of nominees to be elected to serve as directors of the Company, and Mr. Geller consented to the inclusion of his name as a nominee through the 1996 annual meeting of stockholders. Pursuant to the terms of the agreement, Mr. Geller was granted non-qualified options exercisable to acquire up to 83,333 shares of the Company's Common Stock at an exercise price of $2.25 per share. Further, the Company has agreed to pay him $300 for each Board of Directors meeting he attends and to reimburse him for out-of-pocket expenses incurred in connection with attending those meetings. The Company has also agreed to reimburse Mr. Geller for his out-of-pocket expenses incurred in connection with his services rendered as a consultant to the Company for which he also receives $60 an hour. Under this agreement, Mr. Geller received $30,137 in the 1996 fiscal year ended March 31 and $7,432 (exclusive of expenses) in the nine-month period ended December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Geller, Schwartz and Leavell. Mr. Leavell, who is Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits, and incentive compensation for all employees of the Company, except discussions and decisions relating to his own salary, benefits, and incentive compensation.

                            COMPENSATION COMMITTEE REPORT

    The Compensation Committee consists of Messrs. Geller, Schwartz and Leavell. Mr. Leavell, who is Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions and decisions relating to his own salary, benefits, and incentive compensation.

    GENERAL COMPENSATION PHILOSOPHY

    Currently, the primary elements of the executives' total compensation program are base salary, annual incentives, and long-term incentives. In general, the compensation program promotes a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while providing compensation opportunities which are comparable to market levels.

    The Company's executive compensation package consists of three main components: (i) base salary; (ii) annual bonuses based on Company performance; and (iii) stock options. The base salary of each of the named executive officers is determined annually after considering the responsibilities and performance of the individual officer.

    CEO COMPENSATION

    Charles S. Leavell has been serving as  Chief Executive Officer and
Chairman since June 20, 1996. During the fiscal period ended December 31, 1996, Mr. Leavell agreed to serve without compensation due to the financial position of the company. In fiscal 1997, Mr. Leavell will be compensated in accordance with the factors discussed in General Compensation Philosophy, above.

                                  STOCKHOLDER RETURN

    Shown below is a line graph comparing the yearly dollar change in the cumulative total stockholder return on the Company's Common Stock as against the cumulative total return of the Nasdaq Composite and Nasdaq Non-Financial stocks
for the period January 27, 1995 through August 29, 1997.   The graph and table
assume the investment of $100 on January 27, 1995 in the Company's Common Stock.

                             TOTAL RETURN TO STOCKHOLDERS
                        (ASSUMES $100 INVESTMENT ON 12/27/95)


                                       [GRAPH]


                                  TOTAL RETURN ANALYSIS

                                  1/27/95    12/29/95    12/31/96    8/29/97
-------------------------------------------------------------------------------
 RENAISSANCE ENTERTAINMENT CORP.  $ 100.00   $ 342.86    $ 328.57    $  39.29
-------------------------------------------------------------------------------
 NASDAQ COMPOSITE                 $ 100.00   $ 138.64    $ 170.12    $ 209.16
-------------------------------------------------------------------------------
 NASDAQ NON-FINANCIAL             $ 100.00   $ 139.85    $ 169.95    $ 208.26
-------------------------------------------------------------------------------


                                 CERTAIN TRANSACTIONS

CONVERTIBLE DEBENTURES

     During May 1997, the Company raised $1,000,000 through the issuance of convertible debentures, of which $250,000 principal amount was issued to Charles
S. Leavell, Chairman of the Board of Directors of the Company, and the balance to Mr. Leavell's father and an unrelated party. The investments by Mr. Leavell and his father were made through the conversion of short-term loans they had made to the Company earlier in fiscal 1997. The debentures are secured by mortgages on the Company's Wisconsin and Virginia faire sites and are convertible into Common Stock at the lesser of $4.50 per share or 70% of the fair market value of the Company's Common Stock at the time of conversion. The debenture holders were also granted warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock at the lesser of $3.00 per share or 70% of the fair market value of the Company's Common Stock at the date of exercise of the warrants.

CBSI CONSULTATION AGREEMENT

     Sanford L. Schwartz was elected to serve as a member of the Company's Board of Directors in April, 1993. Mr. Schwartz is President, Director and a principal stockholder of

Creative Business Strategies, Inc., ("CBSI"), a business consulting firm. The Company had a Consultation Agreement with CBSI which expired December 31, 1996, pursuant to which CBSI performed financial and public relations services for the Company and assisted the Company in the evaluation of acquisition candidates, including Creative Faires, Ltd. In consideration of those services, the Company paid CBSI a fee of $4,500 per month and $200 per hour for services rendered in excess of 20 days per month. A total of $40,500 was paid to CBSI during the nine months ended December 31, 1996, pursuant this agreement.

CREATIVE FAIRES, LTD. AGREEMENT

     On February 5, 1996, the Company, its newly-created and wholly-owned subsidiary Cfaires Acquisition Corp., Creative Faires, Ltd., and Barbara Hope and Donald C. Gaiti, the sole stockholders of Creative Faires, Ltd., entered into an Agreement and Plan of Merger pursuant to which Cfaires Acquisition Corp. was merged with and into Creative Faires, Ltd. In connection with the merger, Ms. Hope and Mr. Gaiti who are married to each other, received an aggregate of 540,000 shares of the Company's Common Stock, and the Company became the sole stockholder of Creative Faires, Ltd. The Company also agreed to employ Mr. Gaiti and Ms. Hope as officers of Creative Faires, Ltd. for two-year periods. The market value for the 540,000 shares of Common Stock at the time of the transaction was $3,071,250. The shares were "restricted" shares as defined in Rule 144 promulgated by the Securities and Exchange Commission.

     The Company believes that the foregoing transactions were on terms as favorable to the Company as could have been obtained from non-affiliated parties.

                            COMPLIANCE WITH SECTION 16(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal period ended December 31, 1996, all required reports were timely filed, except that due to administrative oversight,
J. Stanley Gilbert filed one late Form 4 reporting one transaction.

                          SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Schumacher & Associates, Inc. as independent auditors of the Company for the fiscal year ended December 31, 1997, it being intended that such appointment would be presented for ratification by the holders of Common Stock. This firm audited the financial statements of the Company for the fiscal year ended December 31, 1996, and for prior years. Schumacher & Associates will not have representatives at the meeting, and as a result will not have an opportunity to make a statement if they so desire or respond to appropriate questions.
     In the event the stockholders do not ratify the appointment of Schumacher & Associates, the selection of other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that the stockholders vote for ratification of the appointment of Schumacher & Associates.

                                STOCKHOLDER PROPOSALS

     No definitive date for the 1998 Annual Meeting of Stockholders has been established. Qualifying stockholders may submit proposals that are consistent with the Company's By-laws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1998 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than June 30, 1998.

                                    OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

Dated: October 24, 1997            BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/
                                   Charles S. Leavell
                                   Chief Executive Officer

                      RENAISSANCE ENTERTAINMENT CORPORATION
                    PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Charles S. Leavell or Gloria Constantin _______________(SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the ANNUAL MEETING OF THE SHAREHOLDERS OF RENAISSANCE ENTERTAINMENT CORPORATION (THE "COMPANY") TO BE HELD AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, 4410 ARAPAHOE AVENUE, SUITE 200, BOULDER, COLORADO 80303, ON NOVEMBER 24, 1997 AT 10:00 O'CLOCK A.M. MOUNTAIN TIME, or any adjournment or adjournments thereof, and vote all shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1)  TO ELECT ALL OF THE NOMINEES LISTED BELOW:

     CHARLES S. LEAVELL, SANFORD L. SCHWARTZ, ROBERT GELLER, CHARLES WEBER AND DEAN PETKANAS

     FOR___________                WITHHOLD AUTHORITY__________

(INSTRUCTION:   To withhold authority to vote for any individual nominee, write that nominee's name below)

                      ------------------------------------

(2)  FOR THE RATIFICATION OF THE APPOINTMENT OF SCHUMACHER & ASSOCIATES, INC.,
     AS THE INDEPENDENT AUDITORS OF     THE COMPANY.
          FOR____________          AGAINST____________      ABSTAIN____________

(3) TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED PURSUANT TO THE EXERCISE OF OPTIONS GRANTED UNDER THE COMPANY'S 1993 INCENTIVE STOCK OPTION PLAN BY AN ADDITIONAL 1,000,000 SHARES.
     FOR____________     AGAINST____________      ABSTAIN_____________

(4)  UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, 2, and 3 IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUISNESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

-----------------------------------------         Date:
Name (please type or print)                             ----------------------

-----------------------------------------
Signature

-----------------------------------------
Signature, if held jointly

Please sign exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.